                                                                Exhibit 10.06



                                     LEASE

                                    between

                         BAYMEADOW LIMITED PARTNERSHIP

                                      and

                            HOOVER CONTAINMENT, INC.


Section                                                                       Page
                                                                              ----
1.     Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
3.     Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
4.     Use of Promises  . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
5.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
6.     Insurance and indemnification  . . . . . . . . . . . . . . . . . . . .  8
7.     Public utility charges . . . . . . . . . . . . . . . . . . . . . . . . 10
8.     Improvements to Premises . . . . . . . . . . . . . . . . . . . . . . . 10
9.     Repairs and maintenance  . . . . . . . . . . . . . . . . . . . . . . . 13
10.    Landlord's right of entry  . . . . . . . . . . . . . . . . . . . . . . 13
11.    Damage or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . 20
12.    Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
13.    Assignment and subletting  . . . . . . . . . . . . . . . . . . . . . . 22
14.    Net lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
15.    Subordination; attornment  . . . . . . . . . . . . . . . . . . . . . . 24
16.    Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
17.    Estoppel certificate . . . . . . . . . . . . . . . . . . . . . . . . . 27
18.    Condition of title and Premises  . . . . . . . . . . . . . . . . . . . 28
19.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
20.    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
21.    Renewal Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . 31

Exhibits

       A  Description of Land and Improvements
       B  Plans and Specifications for Expansion

                                     LEASE


       THIS LEASE, made this 22 day of November, 1996, by and between BAYMEADOW LIMITED PARTNERSHIP, a Maryland partnership having an address at 2 Reservoir Circle, Suite 104, Baltimore, Maryland 21208 ("Landlord"), and HOOVER CONTAINMENT, INC., a Delaware corporation having an address at 8215 Veterans Highway, Suite 7A, Millersville, Maryland 21108 ("Tenant"),

       WITNESSETH, THAT IN CONSIDERATION of the entry into this Lease by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that parcel of land ("the Land") known as 6740 Baymeadow Drive, Glen Burnie, Maryland which is described in Exhibit A, together with (1) all buildings, structures, parking facilities, roads, walkways, terraces, truck-loading and dockage facilities, fencing, utility lines and other improvements existing on the Land on the date hereof, and all alterations and additions thereto and replacements thereof hereafter made, including but not limited to the Building and the Building Equipment, as those terms are defined herein (collectively, "the Improvements"), and (2) all rights, alleys, ways, waters, privileges, appurtenances and advantages belonging or in any way appurtenant to the Land or the Improvements (all of which Land, Improvements and appurtenances are referred to collectively herein as "the Premises"),

       SUBJECT TO THE OPERATION AND EFFECT of all instruments and matters of record or in fact on the date hereof,

       TO HAVE AND TO HOLD the Premises unto Tenant and its successors and assigns, for the term of years set forth herein,

       ON THE TERMS AND SUBJECT TO THE CONDITIONS set forth herein:

       SECTION 1.    Definitions.

       1.1. Certain terms. As used in this Lease, the following terms have the meanings given them in the Sections, subsections or paragraphs listed next to them:

Additional Rent             3.1
Alteration                  8.1
Base Rent                   3.1
Commencement Date           2.1
Condemnation                12.2
Control                     13.1.3
Net Condemnation Proceeds   12.1
Notice                      19
Security Deposit            3.5
Taxes                       5.1.1
Term                        2.1
Termination Date            2.1

Default                     16.1
Event of Default            16.1
Expansion                   8.1.1
Insurance Requirements      4.2.1
Legal Requirements          4.2.1
Transfer                    13.1
Utility Service             7
Vesting Date                12.1.1

       1.2. As used in this Lease, the following terms have the following meanings:

       "Building" means (a) the existing two-story building having a leasable floor area of approximately 48,000 square feet ("Existing Premises") and (b) the Expansion, when completed which will contain approximately 12,500 square feet ("Expansion"), which is located on the Land, and all replacements thereof, and Alterations and additions thereto, hereafter made.

       "Building Equipment" means all apparatus, machinery, devices, fixtures, appurtenances, equipment and personal property owned by Landlord (expressly excluding, however, any property owned by Tenant), and now located on the Premises or hereafter installed or placed therein by either party hereto pursuant to this Lease, including but not limited to any and all awnings, shades, screens and blinds; asphalt, vinyl, composition and other floor, wall and ceiling coverings; partitions, doors and hardware; heating and ventilating apparatus; gas, electric and steam fixtures; chutes, ducts and tanks; oil burners, furnaces, heaters and boilers; air-cooling and air-conditioning equipment; washroom, toilet and lavatory fixtures and equipment; engines, pumps, motors, generators, electrical wiring and equipment; tools; building supplies; incinerators; lobby decorations; elevators, escalators and hoists; and all additions thereto and replacements thereof.

       "Hazardous Materials" (a) means any "hazardous substance", as defined in
(i) section 9601 of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as codified in 42 U.S.C. sections 9601 et seq. (including but not limited to those amendments thereto made by the Superfund Amendments and Reauthorization Act of 1986 ("SARA")), (ii) the Resource Conservation and Recovery Act ("RCRA"), as codified in 42 U.S.C. sections 6901 et seq., (iii) the Federal Water Pollution Control Act (the Clean Water Act) ("CWA"), as codified in 33 U.S.C. sections 1251 et seq., (iv) the clear Air Act ("CAA"), as codified in 42 U.S.C. sections 7401 et seq. , (v) the Toxic Substances Control Act ("TSCA"), as codified in 15 U.S.C. sections 2601 et seq., and (vi) all federal, state or other local laws, regulations, statutes or ordinances respecting Hazardous Materials; and (b) shall include any other hazardous substance, environmentally dangerous condition or dangerous asbestos condition, and anything included within the meanings of the term "Hazardous Materials" given such term in

CERCLA, SARA, RCRA, CWA, CAA and TSCA and under the laws of Maryland respecting environmentally hazardous materials.

       "Improvements" has the meaning given it above.

       "Land" has the meaning given it above.

       "Landlord" means the Person named as such above and its successors and assigns.

       "Mortgage" means any mortgage or deed of trust at any time encumbering the fee simple estate in any or all of the Premises, and any other security interest therein existing at any time under any other form of security instrument or arrangement used from time to time in the locality of the Premises (including but not limited to any such other form of security arrangement arising under any deed of trust, sale-and-leaseback documents, lease-and-leaseback documents, security deed or conditional deed, or any financing statement, security agreement or other documentation used pursuant to the Uniform Commercial Code or any successor or similar statute), provided that such mortgage, deed of trust or other form of security instrument, and an instrument evidencing any such other form of security arrangement, has been recorded among the Land Records or in such other place as is, under applicable law, required for such instrument to give constructive notice of the matters set forth therein.

       "Mortgagee" means the Person secured by a Mortgage.

       "Person" means a natural person, a trustee, a corporation, a partnership, a limited liability company and any other form of legal entity.

       "Premises" has the meaning given it above, except that if at any time hereafter any portion of the Premises becomes no longer subject to this Lease, "the Premises" shall thereafter mean so much thereof as remains subject to this Lease.

       "Rent" means all Base Rent and Additional Rent.

       "Substantial Completion" shall be defined as the Expansion having been
(a) constructed in accordance with the Plans and Specifications, (b) completed other than for punchlist items which do not substantially interfere with Tenant's use and occupancy, and (c) Landlord having received a use and occupancy permit from Anne Arundel County for the Building as expanded with the Expansion.

       "Tenant" means the person named as such above and its successors and permitted assigns in interest hereunder.

       1.3. Any other term to which meaning is expressly given by this Lease shall have such meaning.

       SECTION 2.    Term.

       2.1.   Length. This Lease shall be for a term (the "Term") consisting of
(a) the Interim Term as defined in Section 2.1.1. hereof and (b) the Regular Term as defined in Section 2.1.2. hereof and shall run for an initial term of
(x) the Interim Term, plus (y) 7 full years, plus (z) the fractional portion of such month, if any, at the commencement of the Regular Term. The Lease terminate at 11:59 p.m. on the date on which said termination shall occur ("Termination Date"). Landlord and Tenant shall, at Landlord's request after the expiration of the Term or any earlier termination of this Lease, by action of law or in any other manner, confirm in writing that respectively, such commencement or such termination has occurred, setting forth therein the Termination Date.

       2.1.1. The Interim Term shall commence on February 1, 1997
("Commencement Date"), at which time Landlord shall have delivered the Existing Premises to Tenant in the condition required hereunder for the Existing Premises, and shall run until the commencement of the Regular Term.

       2.1.2. The Regular Term shall commence on the latter to occur of (a) May 1, 1997 or (b) that date which is not less than thirty (30) days after written notice from Landlord to Tenant that Landlord will deliver the Expansion to Tenant on such date substantially completed (completed other than punchlist items which do not unreasonably interfere with Tenant's use and occupancy of the Expansion.

       2.2. Delay in Commencement. If Landlord, due to delay in construction of the Existing Premises or for any other reason whatsoever is unable to deliver possession of the Existing Premises to Tenant on the Commencement Date, this Lease shall remain in full force and effect, but the Commencement Date shall be postponed for such period of time as may be requisite until Landlord shall have delivered possession of the Existing Premises to Tenant. In such event, Landlord and Tenant shall confirm in writing the actual Commencement Date and Termination Date of this Lease. Notwithstanding the above, if Landlord shall have failed to deliver possession of the Existing Premises by April 1, 1997, Landlord, and Tenant provided Tenant is in compliance with its obligations hereunder shall have the right by written notice to the other at any time until the possession of the Existing Premises has been delivered to Tenant, to terminate this Lease. Furthermore, in the event that the Expansion shall not have been delivered to the Tenant by Landlord by June 30, 1997, in addition to and not in limitation of any other remedy available at law or in equity because of the default of a party hereunder, the nondefaulting party, or both parties if there shall have not been a default, shall have the right to terminate this Lease by written notice to the other party at any time until possession of the Expansion shall have been delivered to Tenant.

       2.3. Surrender. Tenant shall, at its expense, at the expiration of the Term or any earlier termination of this Lease, (a) promptly surrender to Landlord possession of the Premises (including any fixtures or other improvements which, under Section 8, are owned by Landlord) in good order and to the extent required under Section 9.2 hereof, repair (ordinary wear and tear, and damage by fire or other insured casualty excepted) and broom clean,
(b) remove therefrom all signs, goods, effects, machinery, fixtures and equipment used in conducting Tenant's trade or business which are neither part of the Building Equipment nor owned by Landlord, and (c) repair any damage to the Improvements, the Building Equipment or the rest of the Premises caused by such removal.

       2.4. Holding over. If Tenant continues to occupy the Premises after the expiration of the Term or any earlier termination of this Lease without having obtained Landlord's express, written consent thereto, then without altering or impairing any of Landlord's rights under this Lease or applicable law, (a) Tenant shall pay to Landlord, immediately on demand by Landlord, (i) Base Rent for the Premises for each day after such expiration of the Term or such earlier termination of this Lease, as aforesaid, until Tenant surrenders possession of the Premises to Landlord, in a sum equalling one 30th of 150 percent of the monthly Base Rent under paragraph 3.3.1, plus (ii) any Additional Rent which would have been due and payable under this Lease had the Lease been extended to include such day, and (b) Tenant shall surrender possession of the Premises to Landlord immediately on demand by Landlord. Nothing in this Lease shall be deemed in any way to give Tenant any right to remain in possession of the Promises after such expiration or termination, regardless of whether Tenant has paid any such Rent to Landlord.

       SECTION 3.    Rent.

       3.1. Amount. As rent for the Premises Tenant, commencing on the Commencement Date, shall pay to Landlord all of the following:

              3.1.1. Interim Base Rent. Rent (the "Interim Base Rent") shall be in the annual amount of Seventy-Two Thousand Dollars ($72,000.00) payable in equal monthly installments of Six Thousand Dollars ($6,000.00). The interim Base Rent shall be due only during the Interim Term and the Existing Premises BASE Rent as defined in Section 3.1.2. hereof shall commence on the first day of the Regular Term.

              3.1.2. Existing Premises Rent (the Existing Premises Base Rent) shall be due and payable in equal monthly installments as follows;

                     3.1.2.1. For the first two years of the Regular Term (and for any fractional portion of a month pro rata at the beginning of the Regular Term) after the end of the interim Term, in the annual amount of $206,400 payable in equal monthly installments of $17,200;

                     3.1.2.2. For the third year of the Regular Term in the amount of $211,560 payable in equal monthly installments of $17,630; and

                     3.1.2.3. For each year of the Regular Term thereafter in an amount equal to the Existing Promises Base Rent for the immediately preceding year multiplied by 102.5% thereof, payable in equal monthly installments.

              3.1.3. Expansion Base Rent. Rent (the Expansion Base Rent) shall be due and payable in equal monthly installments as follows:

                     3.1.3.1. For the first two years of the Regular Term (and for any fractional portion of a month pro rata at the beginning of the Term) in the annual amount of $55,000 payable in equal monthly installments of $4,583.33;

                     3.1.3.2. For the third year of the Regular Term in the amount of $56,375 payable in equal monthly installments of $4,698; and

                     3.1.3.3. For each year of the Regular Term thereafter in an amount equal to the Expansion Base Rent for the immediately preceding year multiplied by 102.5% thereof, payable in equal monthly installments.

              3.1.4. Expansion Base Rent Adjustment. The parties hereto have agreed that the agreed upon amount to be expanded by Landlord for construction of the Expansion and the other items specified in subsection 8.1.1 hereof will be in the amount of $400,000 (herein "the Agreed Costs"). Landlord and Tenant further have agreed that in the event the actual costs expended by Landlord ("Actual Costs") differ from the Agreed Costs, the Expansion Base Rent for each year of the original Lease Term only, but not for any renewal term, shall be adjusted such that for each whole $1,000 by which the Actual Costs differ from the Agreed Costs, the Expansion Base Rent shall be adjusted by $.01 per square foot per annum. For example, if the Actual Costs are $410,500, the Expansion Base Rent shall be increased by $.10 per square foot per annum, and if the actual costs are $389,500, the Expansion Base Rent shall decrease by $.10 per square foot per annum.

              3.1.5. For purposes of this Lease the term "Base Rent" expressly shall mean collectively the Existing Premises Base Rent (or the Interim Base Rent during the interim Term) and the Expansion Base Rent.

              3.1.6. Additional Right. Additional rent ("Additional Rent") in the amount of any item referred to as such in this Lease which accrues while this Lease is in effect (which Additional Rent shall include any and all charges or other amounts which Tenant is obligated to pay to Landlord under this Lease, other than the Base Rent).

              3.1.7. Landlord shall have the right, at its sole election, to require Tenant to include with each payment of its Base Rent, payment of an amount equal to 1/12th of the estimated Taxes and of the estimated cost of insurance, such that at the time tax and insurance payments are due, Landlord shall have on hand an amount sufficient to make timely payment of said amounts. Landlord shall provide Tenant with an estimate of the amount of such payments, and shall recompute said payments annually so as to reflect the estimated amount due for the next succeeding year. In the event Landlord shall have on hand after payment thereof an amount in excess of the actual amount due, Tenant shall be entitled to a credit against the next succeeding estimated payments until such excess shall have been applied in full. In the event there is any shortfall in the amount required to make said timely payments, Landlord shall provide written notice thereof to Tenant and Tenant shall make payment to Landlord of said amount within ten (10) days after written demand therefore. Tenant shall have the right, upon prior written request of not less than fifteen (15) days, to review at Landlord's office or such other place designated by Landlord, Landlord's records which shall provide reasonable detail of such passed through expenses.

       3.2.   When due and payable.

              3.2.1. The Base Rent shall be due and payable in advance on the first day of each month during the Term (and on the Commencement Date if same does not fall on the first day of a month), and on the first day of each succeeding month.

              3.2.2. Any Additional Rent accruing under this Lease shall, except as is otherwise set forth herein, be due and payable when the installment of Base Rent next falling due after such Additional Rent accrues becomes due and payable, unless Landlord makes written demand on Tenant for payment thereof at any earlier time, in which event such Additional Rent shall be due and payable at such time.

              3.2.3. Each such payment shall be made promptly when due, without any deduction or setoff whatsoever, and without notice or demand, failing which Tenant shall pay to Landlord as Additional Rent, for each day after the 10th day on which such payment is due but unpaid, a late charge equalling one 365th of 20 percent of such payment. Any payment made by Tenant to Landlord on account of Rent may be credited by Landlord to the payment of any Rent then past due before being credited to Rent currently falling due. Any such payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereto hereby agreeing that Landlord's acceptance of such payment (whether or not with or accompanied by an endorsement or statement that such lesser amount or Landlord's acceptance thereof constitutes payment in full of the amount of Rent then due) shall not alter or impair Landlord's rights hereunder to be paid all of such amount then due, or in any other respect.

              3.3. Where payable. Tenant shall pay the Rent, in lawful currency of the United States of America, to Landlord by delivering or mailing it to Landlord's address which is set forth hereinabove, or to such other address or in such other manner as Landlord from time to time specifies by Notice to Tenant.

       3.4. Tax on Lease. If federal, state or local law now or hereafter imposes any tax, assessment, levy or other charge (other than any income, inheritance or estate tax) directly or indirectly upon (a) Landlord with respect to this Lease or the value thereof, (b) Tenant's use or occupancy of the Premises, (c) the Base Rent, Additional Rent or any other sum payable under this Lease, or (d) this transaction, then Tenant shall pay the amount thereof as Additional Rent to Landlord on demand unless Tenant is prohibited by law from doing so, in which event Landlord may, at its election terminate this Lease by giving Notice thereof to Tenant.

       3.5. Security Deposit. Landlord herewith acknowledges receipt from tenant of the sum of $25,000.00, which sum represents a security deposit for the faithful performance of tenant's obligations hereunder. Tenant agrees that landlord shall have the right, but not the obligation, to apply such security deposit or any portion thereof to cure or remedy any default by Tenant hereunder, including default in payment of rent. Tenant agrees that in the event Landlord shall apply any portion of the security deposit during the term, Tenant will replace the security deposit within 10 days after written request therefore by Landlord. Tenant further agrees that Landlord shall be entitled to co-mingle said security deposit with its own funds, that any mortgagee or holder of a Deed of Trust on the Premises, any successor thereto and/or any purchaser of the Premises at foreclosure shall not have any liability to Tenant for Tenant's security deposit, and that Landlord shall have no further liability therefore in the event that Landlord assigns its interest hereunder and said assignee assumes Landlord's interest. The security deposit, if not sooner applied and provided Tenant is in compliance with its obligations hereunder, shall be returned to Tenant within 5 days after the termination of this Lease.

       SECTION 4.    Use of Premises.

       4.1. Nature of use. Tenant shall use and operate the Premises only for the following improvements and uses:

              4.1.1. A manufacture, warehouse and distribution facility including appurtenant offices therefore;

              4.1.2. Such other uses as are reasonably and customarily attendant to such uses so long as such other uses are not unlawful; but

              4.1.3. For no use other than those permitted by this subsection.

       4.2. Compliance with law and covenants. Tenant, throughout the Term and at its sole expense, in its use and possession of the Premises,

              4.2.1. shall comply promptly and fully with (a) all laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and all departments, commissions, boards and officers thereof relating to Tenant's specific use of the Premises or any Alteration or change made to the Premises by Tenant (but not as to matters generally applicable to the Premises) (all of which are referred to collectively herein as "Legal Requirements"); and (b) all requirements (i) of the National Board of Fire Underwriters (or any other body now or hereafter constituted exercising similar functions) which are applicable to any or all of the Premises, or (ii) imposed by any policy of insurance covering any or all of the Premises and required by Section 6 to be maintained by Tenant (all of which are referred to collectively herein as "Insurance Requirements"), all if and to the extent that any Legal Requirements or the Insurance

Requirements relate to any or all of the Premises, the Building Equipment, the fixtures and other equipment on the Premises, or the use or manner of use thereof, whether any of the foregoing are foreseen or unforeseen, or are ordinary or extraordinary.

              4.2.2. (without limiting the generality of the foregoing provisions of this subsection) shall keep in force throughout the Term all licenses, consents and permits necessary for the lawful use of the Premises for the purpose herein provided.

              4.2.3. shall pay when due all personal property taxes, income taxes, license fees and other taxes assessed, levied or imposed on Tenant or any other Person in connection with the operation of its business on the Premises or its Use thereof in any other manner.

              4.2.4. shall not take or fail to take any action, as the result of which action or failure to act Landlord's estate, right, title or interest in and to any or all of the Premises or the rest of the Property is impaired.

              4.2.5. shall not (either with or without negligence) (a) cause or permit the escape, disposal or release of any Hazardous Materials on the Premises, or (b) allow the storage or use of any Hazardous Materials in any manner not permitted by law or by the highest standards prevailing in the industry for the storage and use of such Hazardous Materials, or (c) allow any Hazardous Materials to be brought onto the Property except to use in the ordinary course of Tenant's business, and then only after Notice is given to Landlord of the identity of such Hazardous Materials. If any lender or governmental agency ever requires testing to ascertain whether or not there has been any release of Hazardous Materials on the Premises while this Lease is in effect, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord on demand as additional charges if such requirement applies to the Premises, as a result of matters which occur during the Term. Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises. Tenant shall defend, indemnify and hold harmless Landlord against and from any liability, claim of liability, loss or expense arising out of any release of Hazardous Materials on the Premises occurring while Tenant is in possession thereof, or elsewhere if caused by Tenant or any Person acting under Tenant. The foregoing covenants shall survive the expiration or earlier termination of this Lease. The provisions of this Section 4.2.5 do not apply to Hazardous Materials existing on the Premises prior to the Commencement Date of this Lease.

       4.3. Landlord's Representation and Indemnification. Landlord has received no notices that the Premises are not in compliance with law and has no knowledge to cause it to believe that the Premises are not in such compliance. Landlord shall defend, indemnify and hold harmless Tenant against and from any liability, claim of liability, loss or expense arising out of any release of Hazardous Materials on the Premises prior to the Commencement Date of this Lease.

       4.4. Signs. Tenant shall not erect any sign either (a) on the Premises outside of the Building, or (b) on the exterior of the Building, or (c) within the Building in any place where such sign is visible primarily from the exterior of the Building, unless Landlord has given its express, written consent thereto, which consent shall not be unreasonably withheld or delayed. Any sign shall be constructed at the sole cost and expense of Tenant, shall be in full compliance with all applicable laws, and at Landlord's request, shall be removed on the Termination Date and all damage to the Premises occurring as a result thereof being restored at Tenant's sole cost and expense. Subject to compliance with the preceding sentences, Tenant shall be permitted to utilize the monument sign at the front of the Premises to advertise its business and mount other signs in and around the Premises for instructions, directions and identification.

       SECTION 5. Taxes.

       5.1. Tenant obligation. Tenant (a) shall bear the full expense of all real property or other related taxes, metropolitan district charges or other amortized assessments or charges levied against any or all of the Premises and payable for any calendar or tax year or other period falling wholly or partly within the Term (all of which are referred to collectively herein as "Taxes"), except that if any such Taxes are levied for a period beginning before the Commencement Date or ending after the Termination Date, Tenant shall bear the full expense of only that percentage thereof equalling the percentage of such period falling within the Term; (b) shall pay such portion of the Taxes to Landlord as Additional Rent within 10 days after Landlord makes written demand therefor, accompanied by a copy of the bill for such Taxes rendered by the taxing authority; and (c) shall on the Commencement Date reimburse Landlord that portion of the Taxes paid by Landlord for the current tax year. Provided Tenant is not in default, pays current Taxes due and bears the full cost thereof, Tenant may protest Taxes and shall be entitled to a refund of Taxes paid by Tenant to the extent same is so awarded and paid by the appropriate taxing authority.

       SECTION 6.    Insurance and indemnification.

       6.1.   Increase in risk. Except as permitted by subsection 4.1, Tenant
(a) shall not do or permit to be done any act or thing as a result of which either (i) any policy of insurance of any kind covering any or all of the Premises or any liability of Landlord in connection therewith may become void or suspended, or (ii) the insurance risk under any such policy would (in the opinion of the insurer thereunder) be made greater (unless Tenant has paid such additional premium, promptly on demand by Landlord); and (b) shall pay as Additional Rent the amount of any increase in any premium for such insurance resulting from any breach of such covenant, within 10 days after Landlord notifies Tenant in writing of such increase.

       6.2. Types of insurance. Tenant shall maintain at its expense, throughout the Term and whenever Tenant is in possession of any or all of the Premises before or after the Term,

              6.2.1. insurance against loss or liability in connection with bodily injury, death, property damage or destruction, occurring on the Premises or arising out of the use thereof by Tenant or its agents, employees, officers, subtenants, invitees, visitors and guests, under one or more policies of public liability insurance having such limits as to each as are agreed upon by Landlord and Tenant in writing from time to time, but in any event having a combined single limit of not less than $3,000,000 or such higher limits as are required by any Mortgagee.

              6.2.2. all-risk or fire and extended coverage insurance covering the Premises (and any other casualty insurance covering the Premises as may be agreed upon by the parties hereto), having such limits as are agreed upon by Landlord and Tenant in writing from time to time (except that such limits shall in any event be not less than 95 percent of the full insurable replacement cost of the Building, the Building Equipment and the rest of the Improvements, as determined without deduction for depreciation). If there is then a Mortgage covering the Premises, the proceeds of any such all-risk, fire and extended coverage or other casualty policy which are paid on account of damage to the Premises shall be payable to the Mortgagee thereunder as an additional insured if and to the extent that under its Mortgage it is entitled thereto.

              6.2.3. workmens' compensation insurance having such limits, and under such terms and conditions, as are required by applicable law.

       6.3. Policies. Each such policy shall (a) designate as the named insureds thereunder (i) Tenant, (ii) Landlord, and (iii) at Landlord's written request, any Mortgages, (b) by its terms, not be cancelable without at least 30 days' prior Notice to Landlord (and, at Landlord's written election, any such Mortgagee), (c) be issued by an insurer of recognized responsibility licensed to issue such policy in Maryland, and having a Best's rating of at least A+ XII, and (d) have been approved in writing by Landlord at the time of its issuance (which approval shall not unreasonably be withheld).

       6.4. Evidence. (a) At least five days before the Commencement Date, Tenant shall deliver to Landlord an original or a signed duplicate copy of each such policy, and (b) at least 30 days before any such policy expires, Tenant shall deliver to Landlord an original or a signed duplicate copy of a replacement policy therefor.

       6.5. Waiver of subrogation. If either party hereto has been paid any proceeds under any policy of insurance naming such party as an insured, on account of any loss, damage or liability, then such party hereby releases the other party hereto, to and only to the extent of the amount of such proceeds, from any and all liability for such loss, damage or liability, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party, its agents or employees; provided, that such release shall be effective only as to a loss, damage or liability occurring while the appropriate policy of insurance of the releasing party provides that such release shall not impair the effectiveness of such policy or the insured's ability to recover thereunder. Each party hereto shall use reasonable efforts to have a clause to such effect included in its said policies without any increase in the premium therefor, and shall promptly notify the other in writing if such clause cannot be included in any such policy without such increase (in which event such other party shall be entitled, at its election, to pay any such increase in the amount of such premium, whereupon the first such party shall have such clause included in its said policy).

       6.6. Indemnification of Landlord. Except if and to the extent that Tenant has theretofore been released from liability to Landlord pursuant to subsection 6.5, Tenant shall defend, indemnify and hold harmless Landlord against and from any and all liability, claim of liability or expense arising out of (a) the use, occupancy, conduct, operation or management of the Premises during the Term, or (b) any work or thing whatsoever done or not done on the Premises during the Term, or (c) any breach or default by Tenant in performing any of its obligations under this Lease or applicable law, or (d) any negligent, intentionally tortious or other act or omission of Tenant or any of its agents, contractors, servants, employees, subtenants, licensees or invitees during the Term, or (e) any injury to or death of any Person or damage to any property occurring on the Premises during the Term (whether or not such event results in the termination of this Lease), and from and against all expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon (including but not limited to the fees of attorneys, investigators and experts), all regardless of whether such claim is asserted before or after the expiration of the Term or any earlier termination of this Lease.

       6.7. Indemnification of Tenant. Except if and to the extent that Landlord has theretofore been released from liability to Tenant pursuant to Subsection 6.5, Landlord shall defend, indemnify and hold harmless Tenant against and from any and all liability, claim of liability or expense arising out of (a) any breach or default by Landlord in performance any of its obligations under this Lease or applicable law, and (b) any negligent, intentionally tortious or other act or omission of Landlord or any of its agents, contractors, servants, employees, subtenants, licensees, or invitees during the Term, and from and against all expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon (including but not limited to the fees of attorneys, investigators and experts), all regardless of whether such claim is asserted before or after the expiration the Term or any earlier termination of this Lease.

       Section 7. Public utility charges. Tenant shall pay all charges for all gas, electricity, light, heat, steam, power, water and sewerage, telephone or other communication services used, and other services rendered or supplied, on or in connection with the Premises during the Term (each of which is referred to herein as a "Utility Service"), and shall defend, indemnify and hold harmless Landlord against and from any liability therefor. Landlord shall not be liable to Tenant for any failure, modification or interruption of any Utility Service occurring for any reason whatsoever. In the event that any bill for Utility Service is rendered directly to Landlord, Tenant shall pay to Landlord within ten (10) days after written demand therefore such amount as shall be due and payable under said bill, and Landlord agrees promptly upon receipt of same to make payment for said Utility Service.

       SECTION 8. Improvements to Premises.

       8.1.   Landlord has agreed to provide the following:

              8.1.1. Landlord shall construct at its sole cost and expense on the Premises an expansion area containing three bays and having a total square footage thereof in the amount of approximately 12,500 square feet (herein "Expansion") in the area shown on Exhibit A. The Expansion shall be constructed in accordance with plans and specifications ("Plans and Specifications") agreed upon by the parties which, when agreed, shall be attached hereto as Exhibit B. The Agreed Costs for the Expansion are in the amount of $400,000, subject to Base Rent adjustments as set forth in Section 3.1 hereof. Expressly included in the Agreed Costs will be expenditures incurred by Landlord for the items described in Exhibit B hereto together with upgrading and additions to electrical service and lighting in the warehouse, improvement of the outside storage area; and construction of a concrete platform with a crusher run surface in the area shown on Exhibit A. The Agreed Costs also shall include the cost of the repair of the truck apron, driveways and parking area (collectively "Driveway Costs") but only to the extent that the Driveway Costs, when added to the other Agreed Costs, do not exceed $400,000. The amount of any Driveway Costs which cause the Agreed Costs to exceed $400,000 shall be borne by Landlord and shall not be subject to the Expansion Base Rent Adjustment pursuant to Section 3.1.4 hereof. In the event that Tenant shall elect to expand the scope of the Agreed Costs such that they exceed $400,000, and Landlord approves thereof, Landlord agrees that it will bear such additional costs to the extent that the Agreed Costs plus such additional costs do not exceed Actual Costs of $450,000 (exclusive of Driveway Costs which shall not be included in said cap) and same shall be subject to said Expansion Base Rent Adjustment. In the event the Actual Costs exceed $450,000 as a result of a change in the scope of the work by Tenant, Tenant shall bear the entire cost thereof in excess of $450,000 and to the extent any portion thereof has been borne by Landlord, Tenant agrees to reimburse Landlord therefore within five (5) days after written demand by Landlord and failure to do so shall constitute an event of default under this Lease.

              8.1.2. Landlord, at its sole cost and expense shall

                     8.1.2.1. Deliver the Premises in good, broom clean condition, free of unsightly vegetation, with all mechanical systems in good working order and operating condition;

                     8.1.2.2. Repaint, recarpet and clean the existing office area using standard grade materials and methods therefore;

                     8.1.2.3. Repair those portions of the roof where leakage exists and prior damage caused thereby.

              8.1.3. Landlord shall give written notice to Tenant at such time as Landlord's work shall have progressed to a point where Tenant may enter the Premises in order to install its trade fixtures and equipment and otherwise prepare the space for its occupancy. Tenant shall be permitted to do so provided (a) Tenant shall not interfere with any of the work being performed by Landlord, (b) Tenant shall provide and cause its contractors to provide such insurance as Landlord reasonably shall require,
(c) Tenant shall bear any utility charges incurred in connection with same, (d) Tenant shall require its contractors to police daily and keep the Premises clean and free of dirt and debris, and (s) same shall be done at the sole risk of Tenant.

       8.2. Tenant shall not make any structural or material alteration, improvement or addition to the Building or the rest of the Premises, (each of which is herein referred to as an "Alteration"), without first presenting to Landlord plans and specifications therefor and obtaining Landlord's written consent thereto (which Landlord may give or withhold in its sole and absolute discretion; provided, however that Landlord will not unreasonably withhold or delay its consent thereto where (a) the Alteration or material change is essential to the operation of Tenant's business, (b) Tenant agrees to restore the Premises to their condition immediately before such Alteration was made, by not later than the earlier of the date on which Tenant vacates the Premises or the Termination Date, and (c) Tenant prior to making such Alteration or material change provides to Landlord at that time such collateral as Landlord reasonably shall require to fund the full cost of restoration. Landlord shall not unreasonably withhold its consent to any non-structural or immaterial changes, and Tenant shall be obligated at its sole expense to remove same if requested by Landlord and restore the Premises prior to the end of the Term.

       8.3. Acceptance of possession by Tenant. By its assumption of possession of the Premises Tenant shall for all purposes of this Lease be deemed to have accepted then and to have acknowledged them to be in the condition called for hereunder. Notwithstanding the above (a) Tenant shall have a period of two weeks from the Commencement Date in which to submit to Landlord a punchlist of items within the Expansion that require correction and Landlord agrees that it will diligently cause said punchlist items to be corrected and completed within such time as may be reasonable under the circumstances,
(b) for a period of six (6) months from the date of the commencement of the Term, in the event that the HVAC, plumbing or mechanical systems require repair or replacement, and the cost thereof exceeds $1,000.00, Landlord shall bear the cost above said amount; (c) Landlord will assign to Tenant any construction warranties which it receives from any contractors or suppliers in conjunction with Landlord's construction of the Expansion or in performing Landlord's work described in Section 8.1 hereof. Tenant agrees that effective as of the date of commencement of the Term, it will obtain, at its sole cost and expense, a Service Maintenance

Contract for the entire HVAC system for the entire duration of the Term, from a reputable company reasonably satisfactory to Landlord.

       8.4.   Mechanics' and other liens.

              8.4.1. Without limiting the generality of the foregoing provisions of this Section, Tenant (a) shall not create or permit to be created, and if created, filed or claimed shall immediately discharge or have released (by bonding or otherwise), any mechanics', materialmens' or other lien for work done or materials furnished to or for the account of Tenant and filed or claimed against any or all of the Premises and arising while this Lease is in effect or otherwise arising out of Tenant's use or occupancy of any or all of the Premises, (b) shall not permit any other matter or thing whereby Landlord's estate, right and interest in any or all of the Premises might be impaired, and (c) shall defend, indemnify and hold harmless Landlord against and from any and all liability, claim of liability or expense (including but not limited to that of reasonable attorneys' fees) incurred by Landlord on account of any such lien or claim.

              8.4.2. If Tenant fails to bond or discharge any such lien within 15 days after it first becomes effective against any of the Premises, then, in addition to any other right or remedy held by Landlord on account thereof, Landlord may (a) discharge it by paying the amount claimed to be due or by deposit or bonding proceedings, and/or (b) in any such event compel the prosecution of any action for the foreclosure of any such lien by the lienor and pay the amount of any judgment in favor or the lienor with interest, costs and allowances. Tenant shall reimburse Landlord for any amount paid by Landlord to discharge any such lien and all expenses incurred by Landlord in connection therewith, together with interest thereon at the rate of 20 percent per annum from the respective dates of Landlord's making such payments or incurring such expenses (all of which shall constitute Additional Rent).

              8.4.3. Nothing in this Lease shall be deemed in any way (a) to constitute Landlord's consent or request, express or implied, that any contractor, subcontractor, laborer or materialman provide any labor or materials for any alteration, addition, improvement or repair to any or all of the Premises, or (b) to give Tenant any right, power or authority to contract for or permit to be furnished any service or materials, if doing so would give rise to the filing of any mechanics' or materialmens' lien against any or all of the Premises or Landlord's estate or interest therein, or (c) to evidence Landlord's consent that the Premises be subjected to any such lien.

       8.5. Fixtures. All Alterations and all other property attached to or otherwise installed as a fixture within the Premises by Landlord or Tenant shall, immediately on the completion of their installation, become Landlord's property without payment therefor by Landlord, except that (a) the equipment listed in Exhibit B shall remain Tenant's property and may be removed from the Premises by Tenant at the end of the Term or any earlier expiration of this Lease (provided, however, that any damage to the Premises caused by such removal shall be repaired at Tenant's expense); but (b) if any Alteration made by Tenant which is being removed by Tenant replaced any part of the Premises, Tenant shall pay to Landlord, on or before such expiration or termination, a sum equalling to the value of such Alteration (in addition to any other sum to which Landlord is entitled under this Section).

       8.6. Any Alteration made to the Premises by either party hereto shall be made only in a good and workmanlike manner, using new, first-class materials, and in accordance with all applicable building codes and other laws.

       SECTION 9.    Repairs and maintenance.

       9.1. Landlord shall, throughout the Term, and at its expense, make all necessary repairs to the exterior walls or foundations and footings and to the roof of the Building, after being notified in writing by Tenant of the need for such repairs (and shall respond as promptly as reasonably possible in the case of emergencies); provided, however, that in the event the repairs required are necessitated as a result of the negligence or misuse by Tenant, its agents, servants, employees, licensees or guests, or by any contractor engaged by or on behalf of Tenant, such maintenance and repairs shall be at the sole cost and expense of Tenant, and Tenant shall reimburse Landlord within ten (10) days after written demand therefore for any expenses incurred by Landlord in connection therewith.

       9.2.   Tenant shall, throughout the Term and at its expense,

              9.2.1. take good care of the Building, the rest of the Improvements, the Building Equipment and the rest of the Promises and keep them in good order and condition (including but not limited to mowing lawn upon the Premises and trimming and otherwise caring for any trees, shrubbery or other landscaping thereon, on a regular basis, and keeping the Premises in a clean and orderly condition, free of accumulation of dirt and rubbish), clearing of all ice and snow from the Premises and maintenance and repair of all driveways, walkways, curbs, gutters, lighting systems and security systems and fencing; and

              9.2.2. promptly make all repairs to the Building, the rest of the Improvements, the Building Equipment and the rest of the Premises needed to maintain them in a first-class condition (including but not limited to any and all such repairs to the plumbing, heating, ventilating, air-conditioning, electrical and other systems on the Premises for the furnishing of any Utility Service to the Premises).

       9.3. In the event that Landlord shall fail to maintain or repair the Premises as required hereunder and shall not cure the same within ten (10) days after written notice from Tenant of Landlord's failure to do so, or such longer period as may be necessary in the event that the same cannot reasonably be accomplished within said ten (10) day period provided Landlord commences to take such action and thereafter diligently completes the same within such period as is reasonable under the circumstances, Tenant shall have the right to undertake and complete said work and may maintain a separate action against the Landlord to recover from Landlord the reasonable costs thereof incurred by Tenant should the obligation have been Landlord's in the first instance.

       SECTION 10. Landlord's right of entry. Landlord and its authorized representatives shall be entitled to enter the Premises at any time during Tenant's business hours and at any other reasonable time (after giving Tenant at least 24 hours' Notice thereof, except if and to the extent that, due to the existence of any emergency, giving such Notice is unreasonable under the circumstances) (a) to inspect the Premises; (b) to exhibit the Premises (i) to any existing or prospective purchaser or Mortgagee thereof, or (ii) to any prospective tenant thereof, provided that in doing so Landlord and each such invitee observe all reasonable safety standards and procedures which Tenant may require; and (c) to make any repair thereto which Tenant has failed to do after receiving notice thereof and Tenant's failure promptly and diligently to cure, and/or take any other action therein which Landlord is permitted to make by this Lease or applicable law (provided, that in any situation in which, due to an emergency or otherwise, the physical condition of the Building or any other part of the Premises would be unreasonably jeopardized unless Landlord were to take such action immediately, Landlord shall not be required to give such Notice to Tenant and may enter the same at any time). Nothing in this Section shall be deemed to impose any duty on Landlord to make any such repair or take any such action, and Landlord's performance thereof shall not constitute a waiver of Landlord's right hereunder to have Tenant perform such work. Landlord may, while taking any such action upon the Promises, store therein any and all necessary materials, tools and equipment, and Tenant shall have no liability to Landlord for any damage to or destruction of any such materials, tools and equipment, except if and to the extent that such damage or destruction is proximately caused by the gross negligence of Tenant or its agents and employees. Landlord shall not in any event be liable to Tenant for any inconvenience, annoyance, disturbance, loss of business or other damage sustained by Tenant by reason of Landlord's entry into the Premises, the making of such repairs, the taking of such action or the bringing of materials, supplies and equipment upon the Premises during the course thereof, and Tenant's obligations under this Lease shall not be affected thereby; provided, however, that Landlord will take reasonable efforts, under the circumstances, to the minimize interference with the operations of Tenant. If Landlord undertakes any such action, Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord arising out of or in connection therewith.

       SECTION 11.   Damage or Destruction.

       11.1. If during the Lease term the Premises hereby leased are damaged by fire or other casualty, but not to the extent that Tenant is prevented from carrying on business in the Premises Landlord shall promptly (within 90 days of the fire or casual cause such damage to be repaired; if such damage renders a substantial portion of the Premises untenantable, the Base Rent reserved hereunder shall reduced during the period of its untenantability proportionately to the amount by which the area so rendered untenantable bears to entire area leased hereunder, and such reduction shall apportioned from the date of the casualty to the date when the leased premises are rendered fully tenantable. Notwithstanding the foregoing, in the event such fire or other casualty damages destroys any of Tenant's leasehold improvements, alteration betterments, fixtures or equipment, Tenant shall cause the same be repaired or restored at Tenant's sole cost and expense and Landlord shall have no liability for the restoration or repair thereof unless same is Landlord's responsibility under the terms hereof.

       11.2. If during the Lease term the Premises or substantial portion of the Building in which the Premises are located are rendered wholly untenantable as a result of fire, the elements, unavoidable accident or other casualty, Landlord shall have the option either to restore the Premises to their condition immediately prior to the casualty or to terminate this Lease. In the event Landlord elects to terminate this Lease, such option shall be exercised by Landlord by written notice to Tenant within thirty (30) business days after the fire, accident or casualty. In the event of such termination, the rent reserved hereunder shall be adjusted as of the date of the fire, accident or casualty. If Landlord elects to restore the Premises, such restoration shall be completed within one hundred twenty (120) days of the casualty and the rent (both Basic Rent and additional rent) reserved hereunder shall abate until the Premises are again rendered tenantable. Notwithstanding the foregoing, if the Promises are rendered unusable during the last year of the Lease Term, and Landlord elects to restore the Premises, Tenant shall have the right within fifteen (15) business days, to terminate the Lease and neither Landlord nor Tenant shall have any claim against the other for the value of the unexpired term of the Lease.

       SECTION 12.   Condemnation.

       12.1. Termination of Leases. If any substantial part of the Building and/or of that part of the Land underlying the Building is taken by the exercise of any power of eminent domain or is conveyed to or at the direction of any governmental entity under a threat of any such taking (each of which is referred to herein as a "Condemnation"), this Lease shall terminate on the date on which the title to so much of the Building as is the subject of such Condemnation vests in the condemning authority, unless the parties hereto otherwise agree in writing. If all or any substantial part of the Land or the Building is taken or conveyed in a Condemnation, either party shall be entitled, by giving Notice thereof to the other party, to terminate this Lease on the date on which the title to so much thereof as is the subject of such Condemnation vests in the condemning authority. If this lease is not terminated pursuant to this subsection, Landlord shall restore any of the Premises damaged by such Condemnation to substantially their condition immediately before such Condemnation, as soon as is reasonably possible after Landlord's receipt of the proceeds of such Condemnation. A substantial part of the Building shall be defined as such portion, the restoration of which will cost in excess of $250,000 to complete or Tenant is unable reasonably to conduct its business therein notwithstanding restoration. A substantial part of the Land shall be defined as the taking of such area that will include more than 15% of the existing parking areas and Landlord's failure should it so elect, to replace the same within a reasonable time thereafter.

       12.2. Regardless of whether this Lease is terminated under this Section, Tenant shall have no right in any such Condemnation to make any claim on account thereof against the condemning authority, except that Tenant may make a separate claim for Tenant's removal and moving expenses, and diminution in value of leasehold improvements made by Tenant during the Term at Tenants expense, provided that (a) such claim does not reduce the sums otherwise payable by the condemning authority to Landlord, and (b) if any leasehold improvement made by Tenant replaced any part of the Premises, Landlord shall be entitled to the value of the said leasehold improvement (in addition to any other sum to which it is entitled under this Section). Except as aforesaid, Tenant hereby (a) waives all claims which it may have against Landlord or such condemning authority by virtue of such Condemnation, and (b) assigns to Landlord all such claims (including but not limited to all claims for leasehold damages or diminution in value of Tenant's leasehold interest hereunder).

       12.3. Effect on Rent. If this Lease is terminated under this Section, any Base Rent, any Additional Rent and all other sums and charges required to paid by Tenant hereunder shall be apportioned and paid to the date of such termination. If this Lease is not so terminated in the event of a Condemnation, the Base Rent (and each installment thereof) shall be abated from the date on which the title to so much, if any, of the Premises as is the subject of such Condemnation vests in the condemning authority, through the Termination Date, in proportion to the floor area of any part of the Building which is the subject of such Condemnation.

       12.4. Except as otherwise expressly provided in this Section, no total or partial Condemnation shall entitle either party hereto to surrender or terminate this Lease, or relieve Tenant from its liability hereunder to pay in full the Base Rent, any Additional Rent and all other sums otherwise payable by Tenant hereunder, or from any of its other obligations hereunder, and Tenant hereby waives any right now or hereafter conferred on it by statute or otherwise, on account of any such Condemnation, to surrender this Lease, to quit or surrender any or all of the Premises, or to receive any suspension, diminution, abatement or reduction of the Base Rent or any Additional Rent or other sum payable by Tenant hereunder.

       SECTION 13.   Assignment and subletting.

       13.1. Tenant hereby (a) acknowledges that Landlord has entered into this Lease because of Tenant's financial strength, goodwill, ability and expertise and that, accordingly, this Lease is one which is personal to Tenant, and (b) agrees for itself and its successors and assigns in interest hereunder that it will not (i) assign this Lease or any of its rights under this Lease as to any or all of the Premises or otherwise, or (ii) make or permit any voluntary or involuntary total or partial sale, lease, sublease, assignment, conveyance, mortgage, pledge, encumbrance or other transfer of any or all of the Premises, or the occupancy or use of any or all of the Premises (each of which is hereinafter referred to as a "Transfer") (including but not limited to
(i) any sale at foreclosure or by the execution of any judgment of any or all of Tenant's rights hereunder or (ii) any Transfer by operation of law) without first obtaining Landlord's written consent thereto. Such consent (a) may be given or withheld in Landlord's sole, absolute and arbitrary discretion and, if given, shall not constitute a consent to any subsequent such Transfer, whether by the Person named above as Tenant or by any such transferee, but (b) shall not be deemed to have been given by Landlord's acceptance of the payment of Rent after such Transfer occurs, with or without Landlord's knowledge, or by any other act or failure to act by Landlord, other than the giving of such express, written consent, as aforesaid. Without limiting the generality of the foregoing, Landlord may, at its sole discretion, condition such consent on the entry by such Person into an agreement with (and in form and substance satisfactory to) Landlord, providing for an assumption by such assignee of all of Tenant's obligations hereunder. Any Person to whom any Transfer is attempted without such consent shall have no claim, right or remedy whatsoever hereunder against Landlord, and Landlord shall have no duty to recognize any Person claiming under or through the same.

       13.2. Notwithstanding the terms of subsection 13.1, Tenant may assign this lease to any subsidiary of Tenant, or any (a) affiliate of Tenant or (b) other entity in which the beneficial ownership and control of more than 50 percent of the voting stock of Tenant (if Tenant is a corporation), or of more than 50 percent of the aggregate of any and all of those interests in Tenant which entitle the controller thereof to participate in its management (if Tenant is a partnership, joint venture or other unincorporated entity is owned or controlled by Tenant, but notwithstanding such assignment, Tenant will remain liable for the payment and performance of all obligations hereunder. Further notwithstanding the same, Landlord agrees not to unreasonably withhold its consent in the event that Tenant shall assign this Lease to an unrelated party provided (a) the Assignee, in Landlord's discretion reasonably exercised is creditworthy, (b) the use is as permitted hereunder, (c) the Assignee shall assume in writing all of Tenant's obligations at that time or thereafter arising under the Lease and (d) Tenant will remain liable for the payment and performance of all obligations hereunder. In addition, Landlord agrees not to unreasonably withhold its consent to Tenant's sublease of portions of the office space within the Premises, and such consent shall be required in each instance for a sublease to become effective.

       13.2. Benefit and burden. Subject to the foregoing provisions of this Section, this Lease shall bind on and inure to the benefit of the parties hereto and their respective successors and assigns in interest hereunder.

       SECTION 14. Net lease. This Lease shall be deemed and construed to be a "net lease" and, accordingly, anything in this Lease to the contrary notwithstanding, Landlord shall receive the Base Rent, the Additional Rent and all other payments to be made by Tenant hereunder free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever. Landlord shall not be required by this Lease to make any payment, or render any service, of any kind to Tenant or any other Person except to the extent expressly set forth herein.

       SECTION 15. Subordination; attornment. This Lease shall be subject and subordinate to the lien, operation and effect of each Mortgage in effect on the date hereof or hereafter becoming effective (and each renewal, modification, consolidation, replacement or extension thereof), automatically and without the necessity of any action by either party hereto. Tenant shall, promptly on its receipt of a written demand therefor from the Mortgagee under any Mortgage, confirm that Tenant's leasehold estate under this Lease is subject and subordinate to the lien, operation and effect of such Mortgage (and of each renewal, modification, consolidation, replacement or extension thereof), by executing and delivering to such Mortgagee such subordination agreement and/or other instrument in recordable form to effect the same as such Mortgagee may reasonably require. Anything in this Lease to the contrary notwithstanding, any Mortgagee may at any time subordinate its Mortgage to the operation and effect of this Lease without obtaining Tenant's consent thereto, by giving Tenant Notice thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation among the Land Records of the said County.

       SECTION 16.   Default.

       16.1. Definition. For purposes of this Lease, each of the following events shall constitute a Default and, if not cured within any grace period applicable thereto under subsection 16.2, or if no such grace period is applicable thereto, shall constitute an Event of Default:

              16.1.1. If Tenant fails (a) to pay any Base Rent, Additional Rent or other sum which it is obligated to pay under this Lease, when and as due and payable hereunder and without demand therefor, or (b) to perform any of its other obligations under this Lease; or

              16.1.2. If Tenant (a) applies for or consents to the appointment of a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they come due, (c) makes an assignment for the benefit of its creditors, (d) files a petition or an answer seeking a reorganization or any arrangement with creditors, or seeks to take advantage of any insolvency law, (e) performs any other act of bankruptcy, or
(f) files an answer admitting the
material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding; or

              16.1.3. if (a) an order, judgment or decree is entered by any court of competent jurisdiction adjudicating Tenant a bankrupt or an insolvent, approving a petition seeking such a reorganization, or appointing a receiver, trustee or liquidator of Tenant or of all or a substantial part of its assets, or (b) there otherwise commences as to Tenant or any of its assets any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law, and if such order, judgment, decree or proceeding continues unstayed for more than 60 consecutive days after any stay thereof expires.

       16.2. Notice to Tenant; grace period. Anything in this Section to the contrary notwithstanding, if a Default occurs Landlord shall not exercise any right or remedy on account thereof which it holds under this Lease or applicable law unless and until

              16.2.1. Landlord has given Notice thereof to Tenant, and Tenant has failed, (a) if such Default consists of a failure to pay money, within 10 days after Landlord gives such notice to pay all of such money, or
(b) if such Default consists of something other than a failure to pay money, within 30 days after Landlord gives such Notice to cure such Default (or, if and only if such Default is not reasonably curable within such 30-day period, to proceed within such 30-day period actively, diligently and in good faith to begin to cure such Default, continues thereafter to do so and within 90 days same is fully cured); provided, that

              16.2.2. anything in this Lease to the contrary notwithstanding, no such Notice of default shall be required to be given, and (even if Landlord gives such Notice) Tenant shall be entitled to no such grace period, (a) in any emergency situation in which, in Landlord's reasonable judgment, it is necessary for Landlord to act to cure such Default without giving such notice, or (b) in the case of a Default listed in paragraphs 16.1.2 or 16.1.3.

       16.3.  Landlord's rights on Event of Default.

              16.3.1. If an Event of Default occurs, Landlord may take any or all of the following actions:

                     (a) Re-enter and repossess the Premises (including the Building and any or all of the rest of the Improvements and the Building Equipment).

                     (b) Declare the entire balance of the Base Rent for the remainder of the Term to be due and payable immediately, and collect such balance in any manner not inconsistent with applicable law, except that if Landlord elects to relet any or all of the Premises after such acceleration of Rent, the provisions of subparagraph 16.3.1(d) shall be applicable to the rights of Landlord and Tenant. Accelerated payments payable hereunder shall not constitute a penalty or forfeiture or liquidated damages, but shall merely constitute payment of Rent in advance.

                     (c) Terminate this Lease by giving Notice of such termination to Tenant, which termination shall be effective as of the date of such Notice or any later date therefor specified by Landlord therein (except that without limiting the generality of the foregoing provisions of this subparagraph 16.3.1(c), Landlord shall not be deemed to have accepted any abandonment or surrender by Tenant of any or all of the Premises or Tenant's leasehold estate under this Lease unless Landlord has so advised Tenant expressly and in writing, regardless of whether Landlord has reentered or relet any or all of the Premises or exercised any or all of Landlord's other rights under this Section or applicable law).

                     (d)    Cure such Event of Default in any other manner.

                     (e) Pursue any combination of such remedies and/or any other right or remedy available to Landlord on account of such Event of Default under this Lease and/or at law or in equity. Nothing herein shall limit or prejudice Landlord's right to prove for and obtain as damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved.

              16.3.2. No such expiration or termination of this Lease, or summary dispossession proceedings, abandonment, reletting, bankruptcy, re-entry by Landlord or vacancy, shall relieve Tenant of any of its liabilities and obligations under this Lease (whether or not any or all of the Premises are relet), and Tenant shall remain liable to Landlord for all damages resulting from any Event of Default, including but not limited to any damage resulting from Tenant's breach of any of its obligations under this Lease to pay Rent and any other sums which it is obligated to pay hereunder.

              16.3.3. If any or all of the Premises are relet by Landlord for any or all of the unexpired Term of this Lease, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the reletting.

              16.3.4. If an Event of Default occurs, Tenant shall, immediately on its receipt of a written demand therefor from Landlord, reimburse Landlord for (a) all expenses (including but not limited to any and all repossession costs, management expenses, operating expenses, legal expenses and attorneys' fees) incurred by Landlord (i) in curing or seeking to cure any Event of Default and/or (ii) in exercising or seeking to exercise any of Landlord's rights and remedies under this Lease and/or at law or in equity on account of any Event of Default, and/or (iii) otherwise arising out of any Event of Default, and/or (iv) (regardless of whether it constitutes an Event of Default) in connection with any action, proceeding or matter of the types referred to in paragraphs 16.1.2 and 16.1.3, plus (b) interest on all such expenses, at the rate of 20 percent per annum, all of which expenses and interest shall be Additional Rent and shall be payable by Tenant immediately on demand therefor by Landlord.

              16.3.5. Tenant hereby expressly waives, so far as permitted by law, the service of any Notice of intention to re-enter provided for in any statute, and except as is herein otherwise provided, Tenant, for itself and all Persons claiming through or under Tenant (including any leasehold mortgagee or other creditors), also waives any and all right of redemption or re-entry or repossession in case Tenant is dispossessed by a judgment or warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms "enter," "re-enter," "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meanings.

              16.3.6. Each party hereto hereby waives any right which it may otherwise have at law or in equity to a trial by jury in connection with any suit or proceeding at law or in equity brought by the other against the waiving party or which otherwise relates to this Lease, as a result of an Event of Default or otherwise.

       SECTION 17. Estoppel certificate. Each party hereto shall, at any time and from time to time within 30 days after being requested to do so by the other party in writing, execute, enseal and acknowledge, and address and deliver to the requesting party (or, at the latter's request, to any existing or prospective transferee or assignee of the requesting party's interest in the Premises or under this Lease which acquires such interest in accordance with this Lease) (or, at Landlord's request, any existing or prospective Mortgagee), a certificate in recordable form, (a) certifying (i) that this Lease is unmodified and in full force and effect (or, if there has been any modification thereof, that it is in full force and effect as so modified, stating therein the nature of such modification); (ii) that Tenant has accepted possession of the Premises, and the date on which the Term commenced; (iii) as to the dates to which the Base Rent and any Additional Rent and other charges arising hereunder have been paid; (iv) as to the amount of any prepaid Rent or any credit due to Tenant hereunder; (v) as to whether, to the best of such party's knowledge, information and belief, the requesting party is then in default in performing any of its obligations hereunder (and, if so, specifying the nature of each such default); and (vi) as to any other fact or condition reasonably requested by the requesting party; and (b) acknowledging and agreeing that any statement contained in such certificate may be relied upon by the requesting party and any such other addressee.

       SECTION 18.   Condition of title and Premises.

       18.1. Tenant hereby acknowledges that it has examined the Premises, the title thereto, the zoning thereof, the streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface conditions thereof, and the present uses and non-uses thereof, if any, and that it accepts each of them in its present condition or state, without restriction, representation, covenant or warranty, express or implied, in fact or at law, by Landlord or any other Person, and without recourse to Landlord, as to the title thereto, any encumbrances thereon, any appurtenances thereto, the nature, condition or usability thereof, or the uses to which any or all of the Premises may be put, subject, however, to Landlord's obligations herein elsewhere in this Lease set forth.

       18.2. Landlord hereby warrants that, as long as all of Tenant's obligations hereunder are timely performed, Tenant will have during the Term quiet and peaceful possession of the Premises except if and to the extent that such possession is terminated pursuant to this Lease. Nothing in this Lease shall be deemed to impose upon Landlord any liability on account of any act or failure to act by any Person other than Landlord (or, where expressly so provided herein, Landlord's agents and employees).

       Section 19. Notices. Any notice, demand, consent, approval, request or other communication or document to be provided hereunder to Landlord or Tenant (each of which is referred to herein as a "Notice") (a) shall be in writing, and (b) shall be deemed to have been provided on the earlier of (i) (1) the third business day after being sent as certified or registered mail in the United States mails, Postage prepaid, return receipt requested, or (2) the next business day after being deposited (in time for delivery by such service on such business day) with Federal Express or another national courier service, or (3) (if such Party's receipt thereof is acknowledged in writing) on being sent by telefax or another means of immediate electronic communication, in each case to the address of such party set forth above or to such other address in the United States of America as such party may designate from time to time by Notice to each other party hereto, or (ii) (if such party's receipt thereof is acknowledged in writing) its hand or other delivery to such party. If given to Tenant, it shall be addressed to the address of the Premises. If given to Landlord or Tenant, it shall be addressed to the address hereinbefore set forth. A copy of any Notice given to Landlord shall simultaneously therewith be given to its attorneys, Ronald P. Fish, Esquire at Ballard Spahr Andrews & Ingersoll, Suite 1900, 300 East Lombard Street, Baltimore, Maryland 21202-3268, and a copy of any Notice given to Tenant shall simultaneously therewith be given to its attorney, Cathy Smith, Esquire, 2078 Prospector Avenue, P.O. Box 3693, Park City, Utah, 84060.

       SECTION 20.   General.

       20.1.  Effect.   This Lease (a) shall become effective on and only on its
execution and delivery by each party hereto; and (b) represents the complete understanding between or among the parties hereto as to the subject matter hereof, the Premises, the Building, the rest of the Improvements, the Building Equipment, or the rights and obligations of the parties hereto as to the same, and supersedes all prior written or oral negotiations, representations, guaranties, warranties, promises, statements or agreements between or among the parties hereto as to the same. No inducements, representations, understandings or agreements have been made or relied on in entering into this Lease, except those specifically set forth in this Lease. Neither party hereto has any right to rely on any other prior or contemporaneous representations made by anyone concerning this Lease which is not set forth herein. No determination by any court, governmental body or otherwise that any provision hereof is invalid or unenforceable in any instance shall affect the validity or enforceability of
(a) any other provision hereof, or (b) such provision in any circumstance not controlled by such determination. Without limiting the generality of the foregoing, no action taken or not taken by Landlord under this Section or any other provision of this Lease (including but not limited to Landlord's acceptance of the payment of Rent after an Event of Default occurs) shall operate as a waiver of any right to be paid a late charge or any other right or remedy which Landlord would otherwise have against Tenant on account of such Event of Default under this Lease or applicable law (Tenant hereby acknowledging that, in the interest of maintenance of good relations between Landlord and Tenant, there may be instances in which Landlord chooses not immediately to exercise some or all of its rights on the occurrence of an Event of Default). Each provision of this Lease shall be valid and enforceable to the fullest extent allowed by, and be construed wherever possible as being consistent with, applicable law. No party hereto shall be deemed to have waived the exercise of any right which it holds hereunder unless such waiver is made expressly and in writing (and, without limiting the generality of the foregoing, no delay or omission by any party hereto in exercising any such right shall be deemed a waiver of its future exercise). No such waiver made in any instance involving the exercise of any such right shall be deemed a waiver as to any other such instance or right.

       20.2. Amendment. This Lease may be amended by and only by an instrument executed and delivered by each party hereto.

       20.3. Applicable law. This Lease shall be given effect and construed by application of the law of Maryland (without regard to the principles thereof governing conflicts of laws), and any action or proceeding arising hereunder shall be brought in the courts of Maryland, except that if it arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties thereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the District of Maryland and or any successor federal court having original jurisdiction.

       20.4. Construction. As used herein, all references made (a) in the neuter, masculine or feminine gender shall be deemed made in all such genders,
(b) in the singular or plural number shall be deemed made, respectively, in the plural or singular number as well, and (c) to any Section, subsection, paragraph or subparagraph shall, unless expressly stated to the contrary therein, be deemed made to such Section, subsection, paragraph or subparagraph of this Lease. The headings of such Sections, subsections, paragraphs and subparagraphs are provided herein only for convenience of reference, and shall not be considered in construing their contents. Any writing or plat referred to herein as being attached hereto as an exhibit or otherwise designated herein as an exhibit hereto is hereby made a part hereof. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

       20.5. Assignment. Subject to subsection 13.1, this Lease shall bind on and inure to the benefit of the parties hereto and their respective successors and assigns hereunder.

       20.6. Time of essence. Time shall be of the essence of this Lease, except that, whenever the last day for a party's exercise of any right or discharge of any obligation hereunder is a Saturday, Sunday or statutory holiday, such party shall have until the next day other than a Saturday, Sunday or statutory holiday to exercise such right or discharge such obligation.

       20.7. Disclaimer of partnership status. Nothing in this Lease shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture or association, and the parties hereto hereby disclaim the existence of any such relationship.

       20.8. Commissions. Each party hereto hereby represents and warrants to the other that, in connection with the leasing of the Premises hereunder, the party so representing and warranting has not dealt with any real estate broker, agent or finder, other than CB Commercial and there is no commission, charge or other compensation due on account thereof except to CB Commercial, the payment of which commission shall be the sole responsibility of Landlord. Each party hereto shall defend, indemnify and hold harmless the other against and from any liability, claim of liability or expense arising out of any inaccuracy in such party's representation.

       20.9. Sale of Premises. In the event that Landlord shall elect to market the Premises for sale, Landlord will make a reasonable effort to notify Tenant thereof; provided, however, that no such notice shall be required in the event that same represents in Landlord's discretion reasonably exercised an impediment to Landlord's marketing efforts and, furthermore, Landlord's failure to give such notice shall not be deemed a violation of Landlord's obligations hereunder or vest in Tenant any rights with respect thereto.

       20.10. Authority. Each of the parties hereto warrant and represent that they have full power and authority to execute and deliver this Lease.

       21. Renewal Option. Provided that both (a) Tenant is then in possession of the Premises and doing business therefrom and (b) no event of default has occurred which remains uncured either when the notice referred to hereinbelow is given or on the date on which such renewal term would otherwise commence (subject to any then applicable grace period), the Tenant shall be entitled to renew this Lease for an additional term ("the renewal term") of five (5) years, commencing on the day immediately after the date on which (but for such renewal) the term would have expired and terminating on the fifth
(5th) anniversary of such day (which anniversary shall, if this Lease is so renewed, thereafter be the Termination Date for all purposes of the provisions of this Lease as applicable thereafter), by and only by giving to the Landlord express, written notice of such renewal by not less than six (6) months before the date on which the renewal term is to commence (in which event the term shall automatically be deemed to have been extended by the length of the Renewal Term, and all references to "the term" in the provisions of this Lease shall thereafter mean the term as so extended). The terms and conditions for such renewal term shall all be as set forth in the body of this Lease, other than the annual Base Rent, which Base Rent, for the first year of the Renewal Term, and for each year thereafter, shall be in an amount equal to the Base Rent for the immediately preceding year multiplied by 103% thereof, same to be paid in equal monthly installments in advance.

       IN WITNESS WHEREOF, each party hereto has executed and ensealed this Lease or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS:                           BAYMEADOW LIMITED PARTNERSHIP

                                   By: CHESAPEAKE BAY CAPITAL CORP. ,    its
                                       -----------------------------
                                       GENERAL PARTNER


/s/ JOYCE KIRK                         By:    /s/ IVAN STERN
------------------------------             -------------------------     (SEAL)
                                                                       President
                                                  LANDLORD


                                   HOOVER CONTAINMENT, INC.


/s/ JOYCE KIRK                     By      /s/ R. M. TIROCCHI
------------------------------        ------------------------------     (SEAL)

                                                  TENANT